UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 19, 2016

HAMILTON BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35693	46-0543309
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

501 Fairmount Avenue, Suite 200, Towson, Maryland		21286
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:  (410) 823-4510

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Hamilton Bancorp, Inc. (the “Company”), the holding company for Hamilton Bank (the "Bank"), announced today that on January 19, 2016, Jenny G. Morgan was appointed as a director of the Company and the Bank to fill the vacancies on the Boards of Directors of the Company and the Bank created by the retirement of director Russell K. Frome.  Ms. Morgan, age 56, is currently the President and Chief Executive Officer of basys, inc.  Prior to joining basys, inc. in 2009, Ms. Morgan served as an Investment Principal at Sterling Partners.  Ms. Morgan is also a former Chief Executive Officer of ViPS, Inc. (presently a subsidiary of General Dynamics  Information  Technology).  The Company’s Board of Directors has not determined which, if any, Board committees Ms. Morgan will serve on. A copy of the Company’s press release announcing Ms. Morgan's appointment is included as Exhibit 99.1 to this report and incorporated herein.

Item 9.01.  Financial Statements and Exhibits

Exhibit	Description

99.1	Press Release, dated January 20, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HAMILTON BANCORP, INC.

DATE: January 20, 2016	By:	/s/ Robert A. DeAlmeida
Robert A. DeAlmeida
President and Chief Executive Officer